Exhibit 11.1

Pybus & Company, P.A.

Certified Public Accountants

American Institute Of Certified Public Accountants	824 US Highway One, Suite 110
Florida Institute Of Certified Public Accountants	North Palm Beach, Florida 33408
Phone (561) 282-1870
Fax (561) 282-1871
www.pybuscpa.com

August 16, 2016

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statement on Form 1-A of our report dated June 14, 2016 and the audited financial statements for BioSculpture Technologies, Inc. for the fiscal years ended December 31, 2014 and 2015.

/s/ Pybus & Company, P.A.

Pybus & Company, P.A.

North Palm Beach, FL